UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

______________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 16, 2008

Southern Star Central Corp.

______________________

(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY		42301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (270) 852-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

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Item 1.01.

Entry into a Material Definitive Agreement.

On April 16, 2008, Southern Star Central Corp., or Southern Star, completed the sale of $50,000,000 aggregate principal amount of 6.75% Senior Notes due 2016, or the 6.75% Notes, in a private placement, pursuant to a purchase agreement with Lehman Brothers Inc., the initial purchaser. In connection with the sale, Southern Star entered into an indenture, dated April 16, 2008, between Southern Star and The Bank of New York Trust Company, N.A., as trustee. The 6.75% Notes are subject to certain covenants that restrict, among other things, Southern Star and its subsidiaries’ ability to make investments, incur additional indebtedness, pay dividends or make distributions on capital stock or redeem or repurchase capital stock, create liens, incur dividend or other payment restrictions affecting subsidiaries, merge or consolidate with other entities and enter into transactions with affiliates. Upon the occurrence of an event of default, the trustee or the holders of the 6.75% Notes may declare all outstanding 6.75% Notes to be due and payable immediately.

Southern Star will pay interest on the 6.75% Notes on March 1 and September 1 of each year, beginning on September 1, 2008. The 6.75% Notes will mature on March 1, 2016. The 6.75% Notes are Southern Star’s senior unsecured obligations and rank equal in right of payment to all of its existing and future unsecured indebtedness and are effectively junior to any secured indebtedness of Southern Star to the extent of the value of the assets securing such indebtedness, if any.

Southern Star may redeem, with the proceeds from an equity offering, up to 35% of the aggregate amount of the 6.75% Notes prior to March 1, 2009, at a premium defined in the indenture. Beginning March 1, 2009, Southern Star may redeem all or part of the 6.75% Notes at premiums defined in the indenture. At any time prior to March 1, 2011, Southern Star also has the right to redeem the 6.75% Notes in full at a make-whole premium as defined in the indenture.

The 6.75% Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered and sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference.  The description of the indenture contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference, with respect to the completion of the sale by Southern Star of $50,000,000 aggregate principal amount of 6.75% Senior Notes due 2016 in a private placement.

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Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

4.1

Indenture dated April 16, 2008 between Southern Star Central Corp. and The Bank of New York Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2008	SOUTHERN STAR CENTRAL CORP. /s/ Susanne W. Harris
Susanne W. Harris Vice President, Chief Financial Officer and Treasurer

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